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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of
The Securities Exchange Act of 1934 (Amendment No.        )

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LaCrosse Footwear, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LaCrosse Footwear, Inc.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 3, 2006
To: The Shareholders of LaCrosse Footwear, Inc.:
     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of LaCrosse Footwear, Inc. will be held on Wednesday, May 3, 2006, at 10:00 A.M., Pacific Time, at LaCrosse Footwear, Inc., 18550 NE Riverside Parkway, Portland, Oregon, for the following purposes:
     1. To elect three directors to hold office until the 2009 annual meeting of shareholders and until their successors are duly elected and qualified.
     2. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
     The close of business on March 3, 2006, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.
     A proxy for the meeting and a proxy statement are enclosed herewith.

By Order of the Board of Directors LACROSSE FOOTWEAR, INC.

David P. Carlson
Secretary
Portland, Oregon
March 31, 2006
YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE TO ENSURE THE PRESENCE OF A QUORUM. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

LaCrosse Footwear, Inc.
18550 NE Riverside Parkway
Portland, Oregon 97230
PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 3, 2006
     This proxy statement is being furnished to shareholders by the Board of Directors (the “Board”) of LaCrosse Footwear, Inc. (the “Company”) beginning on or about April 4, 2006, in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Wednesday, May 3, 2006, at 10:00 A.M., Pacific Time, at LaCrosse Footwear, Inc., 18550 NE Riverside Parkway, Portland, Oregon and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.
     Execution of a proxy given in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.
     A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the three persons nominated for election as directors referred to herein.
     Only holders of record of the Company’s common stock (the “Common Stock”) at the close of business on March 3, 2006, are entitled to vote at the Annual Meeting. On that date, there were 6,003,191 shares of Common Stock outstanding and entitled to vote. Holders of shares of Common Stock are entitled to cast one vote per share on all matters at the Annual Meeting.
     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter and has not received voting instructions from the beneficial owner with respect to the particular matter) will be counted as shares present for the purpose of determining whether a quorum is present, but will not be counted for or against any proposal including the election of directors. If a quorum is present, (i) directors will be elected by a plurality of the votes cast at the Annual Meeting, and (ii) approval of all other matters that properly come before the meeting requires that the votes cast in favor of such proposals exceed the votes cast against such proposals.

ELECTION OF DIRECTORS
     The Company’s By-Laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect three directors to hold office until the 2009 annual meeting of shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election of the three persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable to serve or will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Directors will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. Votes will be tabulated by an inspector of election appointed by the Board.
     The following sets forth certain information, as of March 3, 2006, about the Board’s nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.
Nominees for Election at the Annual Meeting
Terms expiring at the 2009 Annual Meeting
     Luke E. Sims, 56, has served as a Director of the Company since December 1985. Mr. Sims has been a partner in the law firm of Foley & Lardner LLP, Milwaukee, Wisconsin since 1984 and has been an attorney with such firm since 1976. Foley & Lardner LLP acted as general counsel for the Company from 1982 to 2004. Mr. Sims is a Director of NAIC Growth Fund, Inc. and Wilson-Hurd Mfg. Co.
     John D. Whitcombe, 50, has served as a Director of the Company since March 1998. Mr. Whitcombe has been a partner in the law firm of Greenberg, Fields & Whitcombe, Torrance, California, since November 1994. From 1992 until November 1994 he was a partner in the law firm of Whitcombe, Makin & Pentis. Mr. Whitcombe is a Director of the Oarsmen Foundation and Little Company of Mary Hospital. Mr. Whitcombe is also a Director and Treasurer for both GLS Building Corp and Schuler Investment Corp.
     William H. Williams, 57, was elected as a Director in January 2006. Mr. Williams is President and CEO of Harry & David Holdings, Inc, a leading multi-channel specialty retailer and producer of branded premium gift-quality fruit and gourmet food products and gifts. Mr. Williams served as President and CEO of Harry & David for 12 years before being promoted in 2000 to President and COO of Yamanouchi Consumer, Inc. (YCI), the holding company for Harry & David and Shaklee. He was named CEO of YCI in 2002, and in 2004 returned as President and CEO of Harry & David following the sale of the company to Wasserstein & Co. Prior to joining Harry & David, he held several senior executive positions at Neiman Marcus. Mr. Williams has served on the Oregon Economic Development Commission, the Oregon International Trade Commission and the Oregon Board of Higher Education. He has also served on the boards of directors of several corporations and not-for-profit groups and currently serves on the board of Shop.com.
THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” ALL NOMINEES.

Directors Continuing in Office
Terms expiring at the 2007 Annual Meeting
     Joseph P. Schneider, 46, has served as a Director of the Company since March 1999 and as President and Chief Executive Officer since August 2000. Prior thereto, Mr. Schneider served as Executive Vice President-Danner of the Company since May 1999; as President and Chief Executive Officer of Danner, Inc. (“Danner”), a subsidiary of the Company, since October 1998; as Vice President of the Company since June 1996; as President and Chief Operating Officer of Danner since December 1997; as Executive Vice President and Chief Operating Officer of Danner since June 1996 and as Vice President–Retail Sales of the Company from January 1993 until June 1996. From 1985, when he joined the Company, until January 1993, Mr. Schneider held various sales management positions.
     Charles W. (Wally) Smith, 58, has served as a Director of the Company since May 2004. Mr. Smith served as President and CEO of Recreational Equipment, Inc. (“REI”), a national retailer of outdoor gear and clothing, for 17 years before retiring in February 2000. During his 35-year tenure with REI, Mr. Smith served in a variety of sales, operations and management positions including Senior Vice President Operations, Vice President Retail, and distribution manager. He was elected to the National Sporting Goods Association’s Sporting Goods Industry Hall of Fame in 2001, and was co-founder and first President of Outdoor Industry Conservation Alliance.
Terms expiring at the 2008 Annual Meeting
     Richard A. Rosenthal, 73, has served as Chairman of the Board of the Company since March 2005 and as a Director of the Company since June 1990. Prior to his appointment as Chairman, Mr. Rosenthal served as Vice Chairman of the Board beginning in May 2000. Mr. Rosenthal was the Chief Executive Officer of Saint Joseph Bank Corporation from 1962 until 1986. Mr. Rosenthal was the Director of Athletics at the University of Notre Dame from 1987 until August 1, 1995. Mr. Rosenthal is a Director of Advanced Drainage Systems, Inc. and Toefco Engineering, Inc., and is a member of the advisory board of CID Investment Partners and RFE Investment Partners.

     Stephen F. Loughlin, 55, has served as a Director of the Company since November 2002. Mr. Loughlin is the Vice President of Finance for FEI Company, a manufacturer of production and analytical equipment for the semiconductor and data storage industries. Mr. Loughlin served as the acting Chief Financial Officer of FEI Company from 2001 to 2004. From 1999 until 2001, he served as the Chief Financial Officer of RadiSys Corporation, a provider of advanced embedded solutions for the commercial, enterprise, and service provider systems markets.
     No family relationship exists between any director or executive officer.
BOARD OF DIRECTORS
Independent Directors
     Of the seven directors currently serving on the Board of Directors, the Board has determined that Messrs. Loughlin, Rosenthal, Sims, Smith, Williams and Whitcombe are “independent directors” as defined in the listing standards of the Nasdaq National Market. The Board has also determined that Messrs. Rosenthal, Loughlin, Smith, Williams and Whitcombe meet the additional independence standards applicable for audit committee members.
Committees
     The Board has standing Audit, Compensation, and Nominating and Governance Committees. The Board has adopted, and may amend from time to time, a written charter for each of the Audit, Compensation, and Nominating and Governance Committees. The Company makes available on its corporate website at www.lacrossefootwearinc.com, free of charge, current copies of each of these charters. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this Proxy Statement.
     The Audit Committee presently consists of Messrs. Loughlin (Chairman), Rosenthal and Whitcombe. The Board has determined that Mr. Loughlin qualifies as an “audit committee financial expert,” as defined by applicable rules of the Securities and Exchange Commission. The principal functions performed by the Audit Committee are to assist the Board in monitoring the integrity of the Company’s financial statements, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function, and the Company’s compliance with legal and regulatory requirements. The Audit Committee has the sole authority to appoint, retain, compensate and terminate the Company’s independent registered public accounting firm and to approve the compensation paid to the independent registered public accounting firm. The Audit Committee held nine meetings in 2005.

     The Compensation Committee presently consists of Messrs. Loughlin (Chairman), Rosenthal and Smith. The principal function of the Compensation Committee is to review and recommend to the Board the compensation structure for the Company’s directors, officers and other managerial personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation. The Compensation Committee also administers the Company’s 1993 Employee Stock Incentive Plan (the “1993 Plan”), 1997 Employee Stock Incentive Plan (the “1997 Plan”) and 2001 Stock Incentive Plan (the “2001 Plan,” and together with the 1993 Plan and 1997 Plan, the “Plans”). The Compensation Committee held nine meetings in 2005 and took action pursuant to one unanimous written consent.
     The Nominating and Governance Committee presently consists of Messrs. Smith (Chairman), Loughlin and Whitcombe. The principal functions performed by the Nominating and Governance Committee are: identifying individuals qualified to become directors and recommending to the Board candidates for all directorships to be filled by the Board of Directors or by the shareholders of the Company, identifying directors qualified to serve on the committees established by the Board and recommending to the Board members for each committee to be filled by the Board, and developing and recommending to the Board a set of corporate governance principles applicable to the Company. The Nominating and Governance Committee held five meetings in 2005.
Nominations of Directors
     The Nominating and Governance Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Nominating and Governance Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee.
     In identifying and evaluating nominees for director, the Nominating and Governance Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds and possess knowledge in areas that are of importance to the Company. The Nominating and Governance Committee evaluates each nominee on a case-by-case basis regardless of who recommended the nominee. In assessing the qualifications of each candidate to determine if his or her election would further the goals described above, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. However, the Board believes that, to be recommended as a director nominee, each candidate must:
•	display the highest personal and professional ethics, integrity and values;

•	have the ability to exercise sound business judgment;

•	be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest;

•	have relevant expertise and experience, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience;

•	be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value; and

•	have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.
The Board also believes at least one director should have the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by applicable rules of the Securities and Exchange Commission.
Communications with the Board of Directors
     Shareholders may communicate with the Board of Directors by writing to the Secretary of the Company at LaCrosse Footwear, Inc., c/o the Board of Directors (or, at the shareholder’s option, c/o a specific director), 18550 NE Riverside Parkway, Portland, Oregon 97230. The Secretary will ensure that this communication (assuming it is properly marked c/o the Board of Directors or c/o a specific director) is delivered to the Board of Directors or the specified director, as the case may be.
Meeting and Attendance
     The Board of Directors held eleven meetings in 2005 and took action pursuant to three written unanimous consents. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board held in 2005 and (b) the total number of meetings held by all committees of the Board on which the director served during the period.
     Directors are expected to attend the Company’s annual meeting of shareholders each year. All of the current directors serving on the Board at the time of the Company’s 2005 annual meeting of shareholders attended that meeting.
Director Compensation
     Directors who are executive officers of the Company receive no compensation for service as members of either the Board or any committees thereof. Directors who are not executive officers of the Company or the Chairman of the Board of Directors receive an annual retainer of $20,000, an annual fee of $6,000 for each committee on which the director serves, an annual fee of $5,000 for serving as chairman of the Audit Committee, an annual fee of $3,000 for serving as chairman of the Compensation Committee, and an annual fee of $3,000 for serving as chairman of the Nominating and Governance Committee, all payable quarterly. The Chairman of the Board receives an annual retainer of $68,000 and $6,000 for each committee on which the director serves. Each director also receives an annual allowance of $750 to purchase Company merchandise.
     On January 1, 2006, Messrs. Loughlin, Rosenthal, Sims, Smith, Williams, and Whitcombe were each automatically granted an option to purchase 5,000 shares of the Company’s Common Stock pursuant to the Company’s Director Plan, which options become exercisable in 20% increments over a five-year period from the date of grant.

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee of the Board is composed of three directors, each of whom is independent as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.
     The Company’s management (“management”) is responsible for the Company’s internal controls and the financial reporting process, including the system of internal controls. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with U.S. generally accepted principles. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accounting firm. The Audit Committee has discussed with the independent accounting firm those matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Communication With Audit Committees), as amended by SAS 89 and SAS 90.
     The Company’s independent accounting firm has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accounting firm their independence. The Committee considered whether the independent auditors provision of non-audit services is compatible with maintaining the independent accounting firm’s independence.
     The Audit Committee discussed with the Company’s independent accounting firm the overall scope and plans for the audit. The Audit Committee meets with the independent accounting firm, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls and overall quality of the Company’s financial reporting.
     Based on the Audit Committee’s reviews and discussions with management and the independent accounting firm referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.
     This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under such Acts.
LACROSSE FOOTWEAR, INC.
AUDIT COMMITTEE
Stephen F. Loughlin, Chairman
Richard A. Rosenthal
John D. Whitcombe

PRINCIPAL SHAREHOLDERS
     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 3, 2006, by: (i) each director and nominee; (ii) each of the executive officers named in the Summary Compensation Table set forth below; (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and (iv) each person or other entity known by the Company to own beneficially more than 5% of the Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned.

	Shares of		Percent of
	Common Stock		Common Stock
Name of Beneficial Owner	Beneficially Owned (1)		Beneficially Owned
Virginia F. Schneider	1,196,115	(2)	19.9%
George W. and Virginia F. Schneider Trust U/A	1,147,116	(2)	19.1%
Loeb Partners Corporation	470,590	(3)	7.8%
U.S. Bancorp and U.S. Bank, National Association	318,370	(4)	5.3%
Joseph P. Schneider	322,633		5.4%
David P. Carlson	58,813		1.0%
Richard A. Rosenthal	56,500		*
Luke E. Sims	42,777	(5)	*
Charles W. Smith	34,600		*
John D. Whitcombe	29,156		*
Stephen F. Loughlin	5,000		*
Darrin S. McClintock	3,500		*
William H. Williams	3,000		*
Aaron G. Atkinson	1,800		*
David M. Strouse	1,636		*

All directors, nominees and executive officers as a group	559,415		9.3%

1)	Includes the following shares subject to stock options which are exercisable within 60 days of March 3, 2005: Joseph P. Schneider, 95,180 shares; David P. Carlson, 55,813 shares; Richard A. Rosenthal, 22,000 shares; Luke E. Sims, 4,000 shares; Charles W. Smith, 1,600 shares, John D. Whitcombe, 9,400 shares; Stephen F. Loughlin, 2,200 shares; Darrin S. McClintock, 3,500 shares; Aaron G. Atkinson 1,800 shares; and David M. Strouse, 1,000 shares; and all directors, nominees and executive officers as a group, 196,493 shares.

2)	Shares of Common Stock reported as beneficially owned by Virginia F. Schneider include (a) 1,147,116 shares which are deposited in the George W. and Virginia F.

Schneider Trust U/A dated September 1, 1987 over which Mrs. Schneider, as trustee, has voting and investment power and (b) 48,999 shares which are held by a charitable foundation in which Mrs. Schneider is trustee (Mrs. Schneider disclaims beneficial ownership of these 48,999 shares). The address of Virginia F. Schneider is 18550 NE Riverside Parkway, Portland, Oregon 97230. The address of the George W. and Virginia F. Schneider Trust U/A dated September 1, 1987 is 18550 NE Riverside Parkway, Portland, Oregon, 97230.

3)	The information is based on Amendment No. 2 to a report on Schedule 13D, dated September 9, 2005, filed with the Securities and Exchange Commission by Loeb Partners Corporation and its affiliates. The address of Loeb Partners Corporation is 61 Broadway, New York, New York 10006.

4)	The information is based on Amendment No. 8 to a report on Schedule 13G, dated January 31, 2006, filed with the Securities and Exchange Commission by U.S. Bancorp and its subsidiary, U.S. Bank, National Association The address of U.S. Bancorp and U.S. Bank, National Association is 800 Nicollet Mall, Minneapolis, Minnesota 55402.

5)	Includes 6,000 shares held for the benefit of Mr. Sims’ one minor child.

EXECUTIVE COMPENSATION
Executive Officers of the Registrant
The following table sets forth certain information, as of March 3, 2006, regarding the executive officers of the Company.

Name	Age	Position
Joseph P. Schneider	46	President, Chief Executive Officer and Director
David P. Carlson	50	Executive Vice President and Chief Financial Officer
David M. Strouse	46	Vice President of Product Development
Darrin S. McClintock	40	Vice President of Sales, Safety and Industrial Division
Aaron G. Atkinson	37	Corporate Controller and Assistant Secretary
For information on Joseph P. Schneider’s business background, see “Election of Directors” above.
David P. Carlson was named Executive Vice President in August 2001 and Chief Financial Officer of the Company in April 2002. Mr. Carlson has also served as President and Chief Operating Officer of Danner from August 2000 to August 2001. Prior thereto, he served as Vice President-Finance and Chief Financial Officer of Danner from March 1998, when he joined Danner, until August 2000.
David M. Strouse was named Vice President of Product Development in August 2005. Prior to that, Mr. Strouse served as the Vice President Apparel Development since joining the Company in February of 2005. Prior to joining the Company, Mr. Strouse held various positions for Gander Mountain, a leading retailer of outdoor equipment, accessories, apparel and footwear, including Vice President of Product Development from 2003 to 2005, Divisional Vice President of Merchandising from 2002 to 2003, and other management roles from 1994 to 2002.
Darrin S. McClintock was named Vice President of Sales for the Safety and Industrial Division of the Company in August 2005. Prior to that, Mr. McClintock served as the National Sales Director for the same division since he joined the Company in August 2002. Prior to joining LaCrosse Footwear, Mr. McClintock held various positions with the Halton Company, an authorized dealer of Caterpillar Equipment, including sales and service management positions from 1988 to 2002.
Aaron G. Atkinson has served as the Corporate Controller and Assistant Secretary since joining the Company in November 2004. Prior to joining LaCrosse Footwear, Mr. Atkinson was the Director of Accounting for the USA and Global Operations of Nike, Inc, a worldwide leader in athletic footwear, apparel and equipment, from January 1999 to November 2004.
Each of the executive officers were elected to serve until the first meeting of the Board of Directors held after the annual meeting of the shareholders and until their respective successors are elected.

Summary Compensation Information
     The following table sets forth certain information concerning the compensation earned in each of the last three fiscal years by the Company’s Chief Executive Officer and each of the Company’s other most highly compensated executive officers whose total cash compensation exceeded $100,000 in the fiscal year ended December 31, 2005. The persons named in the table are sometimes referred to herein as the “named executive officers.”
Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Awards	Payouts
						Long-Term
				Other Annual	Securities	Incentive
				Compensation	Underlying	Compensation	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	($)(1)	Stock Options(#)	Payouts($)	Compensation($)

Joseph P. Schneider	2005	373,462	110,246	—	20,000	—	15,597	(2)
President and Chief	2004	338,754	347,049	—	40,000	—	11,543
Executive Officer	2003	256,923	150,058	—	30,000	—	8,168

David P. Carlson	2005	258,846	50,941	—	20,000	—	10,184	(3)
Executive Vice President	2004	234,842	158,916	—	30,000	—	8,960
and Chief Financial	2003	180,192	77,411	—	20,000	—	6,227
Officer

David M. Strouse	2005	140,827	23,857	—	7,500	—	30,314	(4)
Vice President of	2004	—	—	—	—	—	—
Product Development	2003	—	—	—	—	—	—

Darrin S. McClintock	2005	130,846	12,875	—	9,000	—	4,462	(5)
Vice President of	2004	121,535	40,219	—	7,500	—	3,136
Safety and Industrial	2003	110,000	10,313	—	5,000	—	3,131

Aaron G. Atkinson	2005	120,000	11,808	—	5,000	—	1,784	(6)
Corporate Controller	2004	9,692	—	—	4,000	—	—
	2003	—	—	—	—	—	—

(1)	Certain personal benefits provided by the Company and its subsidiary to the named executive officers are not included in the table. The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such executive officer’s salary and bonus in each respective year.

(2)	Includes $5,266 for 2005 Company discretionary profit sharing contribution under the Company’s 401(k) Plan, $3,612 for term life insurance premiums, $350 for personal tax preparation fees, $3,500 for legal and consulting, and a $2,869 matching contribution under the Company’s 401(k) Plan.

(3)	Includes $3,650 for 2005 Company discretionary profit sharing contribution under the Company’s 401(k) Plan, $2,568 for term life insurance premiums, and a $3,966 matching contribution under the Company’s 401(k) Plan.

(4)	Includes $1,986 for 2005 Company discretionary profit sharing contribution under the Company’s 401(k) Plan, $25,694 for relocation expenses paid by the Company in 2005, and a $2,634 matching contribution under the Company’s 401(k) Plan.

(5)	Includes $1,845 for 2005 Company discretionary profit sharing contribution under the Company’s 401(k) Plan, and a $2,617 matching contribution under the Company’s 401(k) Plan.

(6)	Includes $1,692 for 2005 Company discretionary profit sharing contribution under the Company’s 401(k) Plan and a $92 matching contribution under the Company’s 401(k) Plan.
Stock Options
     The Company has in effect the 1997 Plan and the 2001 Plan pursuant to which options to purchase Common Stock may be granted to officers and other key employees of the Company and its subsidiaries. The following table presents certain information as to grants of stock options made during 2005 to Joseph P. Schneider, David P. Carlson, David M. Strouse, Darrin S. McClintock, and Aaron G. Atkinson.

Option Grants in 2005 Fiscal Year

					Potential Realizable Value at Assumed
					Annual Rates of Stock Price
	Individual Grants				Appreciation for Option Term (1)
	Number of
	Securities	Percent of Total
	Underlying	Options
	Options	Granted to	Exercise or
	Granted(#)	Employees in	Base Price	Expiration	At 5% Annual	At 10% Annual
Name	(2)	Fiscal Year	($/Share)	Date	Growth Rate	Growth Rate

Joseph P. Schneider	20,000	9.7%	$10.83	1/3/2015	$136,219	$345,205

David P. Carlson	20,000	9.7%	$10.83	1/3/2015	$136,219	$345,205

David M. Strouse	5,000	2.4%	$10.30	1/28/2015	$32,388	$82,078
	2,500	1.2%	$10.83	8/1/2015	$17,027	$43,151

Darrin S. McClintock	4,000	1.9%	$10.83	1/3/2015	$27,244	$69,041
	2,000	1.0%	$12.15	4/19/2015	$22,810	$57,805
	3,000	1.4%	$12.09	8/18/2015	$15,282	$38,728

Aaron G. Atkinson	4,000	1.9%	$10.83	1/3/2015	$27,244	$69,041

(1)	This presentation is intended to disclose the potential value which would accrue to the optionee if the option were exercised the day before it would expire and if the per share value had appreciated at the compounded annual rate indicated in each column. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the Securities and Exchange Commission regarding disclosure of executive compensation. The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of the Common Stock.

(2)	The options (which are nonstatutory options for purposes of the Internal Revenue Code) were granted in 2005, and became or will become exercisable in 20% increments on the anniversary of the date of grant in January 2006, 2007, 2008, 2009 and 2010.

     The following table sets forth information with respect to the named executive officers, concerning the exercise of options during fiscal year 2005 and fiscal year end option values:
Aggregated Option Exercises in Fiscal Year 2005 and Fiscal Year End Option Value

	Number of		Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired	Value	Options at Fiscal Year End		at Fiscal Year End (2)
Name	on Exercise	Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Schneider, Joseph P.	3,500	$6,475	67,510	84,340	$407,407	$341,758
Carlson, David P.	—	$—	37,251	63,562	$214,052	$220,708
McClintock, Darrin S.	3,900	$34,694	200	18,400	$1,658	$44,776
Atkinson, Aaron G.	—	$—	1,000	8,000	$1,090	$4,360
Strouse, David M.	—	$—	—	7,500	$—	$1,500

(1)	Amount equal to the sales price minus the exercise price, multiplied by the number of shares exercised.

(2)	Amount equal to market value of underlying securities at fiscal year-end, minus the exercise price. The market value is the average of the highest and lowest trading values of LaCrosse common stock on December 31, 2005.

Pension Plan
     The LaCrosse Footwear, Inc. Retirement Plan (the “Salaried Plan”) covers a portion of the salaried employees of the Company. The table set forth below illustrates the estimated annual benefits payable as a single life annuity upon retirement pursuant to the current Salaried Plan formula for various levels of compensation and years of service, assuming retirement after attainment of age 65 during 2006.
Pension Plan Table

	Years of Service
Average Annual
Compensation	15	20	25	30	35
$100,000	$12,750	$17,000	$21,250	$25,500	$29,750
125,000	15,938	21,250	26,563	31,875	37,188
150,000	19,125	25,500	31,875	38,250	44,625
175,000	22,313	29,750	37,188	44,625	52,063
200,000	25,500	34,000	42,500	51,000	59,500
225,000	28,688	38,250	47,813	57,375	66,938
     The Salaried Plan is a qualified noncontributory plan that provides for fixed benefits to participants and their survivors in the event of normal (age 65) or early (age 55) retirement.
     Compensation covered by the Salaried Plan is a participant’s total remuneration, including salary and bonus, as shown in the Summary Compensation Table, but excluding deferred compensation and fringe and welfare benefits. Benefits are based on a participant’s average monthly compensation for the 60 consecutive calendar months of the 120 calendar months preceding termination of employment for which his or her compensation was the highest. Under the Salaried Plan, only compensation up to the limits imposed by the Internal Revenue Code is taken into account. Benefits are not subject to any deduction for Social Security or other offset amounts. The number of credited years of service under the Salaried Plan for each of the named executive officers as of December 31, 2005 are as follows: Joseph P. Schneider, 13 years.
     The Company froze the Salaried Plan, effective as of August 30, 2002, such that participants will not accrue any additional benefits regardless of any increases in their compensation or completion of additional years of credited service after such date. Participants are fully vested in their accrued benefits under the Salaried Plan as of August 30, 2002, which are based upon their then average monthly compensation and years of credited service.

Equity Compensation Plan Information
     The following table provides information about the Company’s equity compensation plans as of December 31, 2005.

Number of securities
remaining available for
	Number of securities	Weighted-average	future issuance under
	to be	exercise	equity compensation
	issued upon the	price of	plans (excluding
	exercise of	outstanding	securities reflected
	outstanding options,	options,	in the
Plan Category	warrants and rights(1)	warrants and rights	first column) (2)

Equity compensation plans approved by security holders	650,798	$7.01	423,625

Equity compensation plans not approved by security holders	—	—	—

Total	650,798	$7.01	423,625

(1)	Represents options to purchase the Company’s Common Stock granted under the Plans and the Company’s 2001 Non-Employee Director Stock Option Plan (the “Director Plan”).

(2)	Includes 390 shares of the Company’s Common Stock available for issuance under the 1997 Plan; 352,235 shares of the Company’s Common Stock available for issuance under the 2001 Plan; and 71,000 shares of the Company’s Common Stock available for issuance under the Director Plan.

Report on Executive Compensation
     The Compensation Committee of the Board is responsible for all aspects of the Company’s compensation package offered to its corporate officers, including the named executive officers. The Compensation Committee prepared the following report:
     The Company’s executive compensation program is designed to link to the corporate performance. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company’s success in meeting specified performance goals. The overall objectives of this strategy are to attract and retain outstanding executive talent and to motivate these executives to achieve aggressive goals linked to the Company’s business strategy and provide a compensation package that recognizes individual contributions as well as overall business results.
     Base Salaries. Base salaries are initially determined by evaluating the responsibilities of the position, the experience of the individual and the salaries for comparable positions in the competitive marketplace. Base salary levels for the Company’s executive officers are generally positioned at market competitive levels for comparable positions in footwear and apparel companies of similar size. In determining annual salary adjustments for executive officers, the Compensation Committee considers various factors including the individual’s performance and contribution, competitive salary increase levels provided by the marketplace, the relationship of an executive officer’s salary to the market competitive levels for comparable positions, and the Company’s performance. The Compensation Committee, where appropriate, also considers nonfinancial performance measures including improvements in product quality, relations with customers, suppliers and employees. Nonfinancial measures used for executive officers are determined on a case-by-case basis and the Compensation Committee does not assign any specific weight to any one of these factors.
     Incentive Compensation. The Company’s executive officers are eligible for annual incentive compensation. For 2005, executive officers were eligible for incentive compensation based on financial performance. Financial performance, for purposes of determining incentive compensation, was based 50% on sales growth, 40% on operating profit and 10% on targeted inventory turns. For the 2005 incentive compensation plan year, executive officers received 39% of their eligible incentive compensation. For 2006, the incentive compensation formula will be based 40% on sales growth, 40% on operating profit, and 20% on inventory turns.
     Stock Options. The Company’s stock option plans are designed to encourage and create ownership of Common Stock by key executives, thereby promoting a close identity of interests between the Company’s management and its shareholders. The Plans are designed to motivate and reward executives for long-term strategic management and the enhancement of shareholder value. The Compensation Committee determined that annual stock option grants to the Company’s key employees, including key executive officers, are consistent with the Company’s best interest and the Company’s overall compensation program.

In determining the number of stock options to be granted, the Compensation Committee considers a variety of factors, including the executive’s level of responsibility, relative contributions to the Company and existing level of ownership of Common Stock. Consideration is also given to an executive’s potential for future responsibility and contributions to the Company, as well as the aggregate number of stock options proposed to be granted with a view towards ensuring that aggregate compensation for Company executives is appropriate. Stock options are granted with an exercise price equal to the market value of the Common Stock on the date of grant. Stock options granted in 2005 vest and become exercisable in 20% increments over a five-year period from the date of grant. Vesting schedules are designed to encourage the creation of shareholder value over the long-term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years and the executive remains in the employ of the Company.
The Board, acting on the recommendation of the Compensation Committee, granted stock options during 2005 to key employees under the Plans, which provide annual grants of stock options to key employees.
     Section 162(m) Limitation. The Company anticipates that all 2005 and 2006 compensation to executives will be fully deductible under Section 162(m) of the Internal Revenue Code. Therefore, the Compensation Committee determined that a policy with respect to qualifying compensation paid to executive officers for deductibility is not necessary.
LACROSSE FOOTWEAR, INC.
COMPENSATION COMMITTEE
Stephen F. Loughlin, Chairman
Richard A. Rosenthal
Charles W. (Wally) Smith
Compensation Committee Interlocks and Insider Participation
     The current members of the Compensation Committee are identified above. All members of this committee are considered to be independent.

PERFORMANCE INFORMATION
     The following graph compares on a cumulative basis changes since December 31, 2000, in (a) the total shareholder return on the Common Stock with (b) the total return on the Nasdaq Market Index and (c) the total return on the Hemscott Textile-Apparel Footwear/Accessories Industry Group Index (the “Hemscott Group Index”). Such changes have been measured by dividing (a) the sum of (i) the amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the price per share at the end of and the beginning of the measurement period, by (b) the price per share at the beginning of the measurement period. The graph assumes $100 was invested on December 31, 2000 in Common Stock, the Nasdaq Market Index and the Hemscott Group Index.
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG LACROSSE FOOTWEAR, INC.,
NASDAQ MARKET INDEX AND HEMSCOTT GROUP INDEX
ASSUMES $100 INVESTED ON DEC. 31, 2000
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2005

	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2000	2001	2002	2003	2004	2005

LACROSSE FOOTWEAR, INC.	$100.00	$102.40	$83.20	$251.84	$344.96	$346.56
HEMSCOTT GROUP INDEX	100.00	98.28	96.92	141.40	189.05	203.52
NASDAQ MARKET INDEX	100.00	79.71	55.60	83.60	90.63	92.62

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely on a review of copies of such forms furnished to us and written representations from executive officers, directors and 10% shareholders, we believe that all Section 16(a) filing requirements during 2005 were met, except that (1) John D. Whitcombe failed to timely file a Form 4 with respect to a single transaction in 2003 involving the disposition of 1,244 shares of the Company’s common stock; (2) Dave Strouse failed to file a Form 4 with respect to a single transaction in 2005 involving the acquisition of 636 shares of the Company’s common stock; (3) Virginia F. Schneider (as trustee) and the George W. & Virginia F. Schneider Trust failed to timely file a Form 4 with respect to two 2005 gifts by the Trust of 900 and 30,500 shares of the Company’s common stock; and (4) two Form 4s timely filed with respect to 19 transactions in 2005 involving the acquisition of an aggregate of 12,882 shares of the Company’s common stock were mistakenly filed solely by Virginia F. Schneider; these filings were subsequently amended in February 2006, reflecting a joint filing by the George W. & Virginia F. Schneider Trust (direct owner) and Virginia F. Schneider (indirect owner, as trustee).

MISCELLANEOUS
Independent Auditors
     McGladrey & Pullen, LLP acted as the independent auditors for the Company in 2005 and will be similarly appointed to act in 2006. Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.
Independent Auditors’ Fees
     In connection with the fiscal years ended December 31, 2005 and 2004, McGladrey & Pullen, LLP and its related entity RSM McGladrey, Inc., provided various audit and non-audit services to the Company and billed the Company for these services as follows:
(a)	Audit Fees. Fees for audit services totaled $232,180 and $239,467 in 2005 and 2004, respectively, including fees for the annual audits and the reviews of the Company’s quarterly reports on Form 10-Q.

(b)	Audit-Related Fees. Fees for audit-related services totaled $14,650 and $17,090 in 2005 and 2004, respectively. These services related to responding to technical and accounting questions and the related research, and meetings with management and Company consultants related to Sarbanes-Oxley Section 404 matters.

(c)	Tax Fees. Fees for tax services, including preparation of the corporate income tax returns and related filings and other tax compliance assistance, totaled $20,000 and $29,050 in 2005 and 2004, respectively.

(d)	All Other Fees. There were no other services provided by McGladrey & Pullen, LLP or RSM McGladrey, Inc., not included above, in either 2005 or 2004.
The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors on a case-by-case basis. In connection with the approval of the annual audit services and related Audit Fees, the Audit Committee also pre-approves certain Audit-Related Fees relating to the independent auditors responding to and researching technical accounting questions and other matters related to the financial statements under audit. All of the services provided by the independent auditors during 2005 and 2004, including services related to the Audit-Related Fees and Tax Fees, have been approved by the Audit Committee under its pre-approval process. The Audit Committee has considered whether the provision of services related to the Audit-Related Fees, Tax Fees and All Other Fees was compatible with maintaining the independence of McGladrey & Pullen, LLP and determined that such services did not adversely affect the independence of McGladrey & Pullen, LLP.

Shareholder Proposals
     Proposals which shareholders of the Company intend to present at and have included in the Company’s proxy statement for the 2007 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), must be received by the Company by the close of business on December 1, 2006. Additionally, if the Company receives notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to raise at the 2007 annual meeting of shareholders but do not intend to have included in the Company’s proxy statement for such meeting) after February 14, 2007, the persons named in the proxies solicited by the Board of Directors of the Company for the 2007 annual meeting of shareholders may exercise discretionary voting power with respect to such proposal.
Other Matters
     The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

By Order of the Board of Directors
LACROSSE FOOTWEAR, INC.

David P. Carlson
Secretary
March 31, 2006

LaCrosse Footwear, Inc.
2006 ANNUAL MEETING OF SHAREHOLDERS
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Joseph P. Schneider and David P. Carlson, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of LaCrosse Footwear, Inc. held of record by the undersigned on March 3, 2006, at the annual meeting of shareholders to be held on May 3, 2006, and any adjournment or postponement thereof.
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the election of the Board’s nominees.
LACROSSE FOOTWEAR, INC. 2006 ANNUAL MEETING

1.	ELECTION OF	1 - Luke E. Sims	☐	FOR all nominees listed to the left (except as specified	☐	WITHHOLD AUTHORITY
	DIRECTORS:	2 - John D. Whitcombe		below).		to vote for all nominees listed
	Terms expiring at the	3 - William H. Williams				to the left.
2009 Annual Meeting

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

		Date , 2006	NO. OF SHARES
Check appropriate box Indicate changes below:
Address Change? ☐		Name Change? ☐

Signature(s) in Box
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.